Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

ARI NAMES ROY W. OLIVIER PRESIDENT AND CEO

Brian E. Dearing Remains as Chairman of the Board of Directors

Milwaukee, Wis., May 2, 2008 – ARI (OTCBB:ARIS), a leading provider of technology-enabled business solutions that connect equipment dealers, distributors and manufacturers, today announced that the Board of Directors has appointed Roy W. Olivier, 49, as President and Chief Executive Officer.  Olivier joined ARI in September 2006 as Vice President – Global Sales and Marketing.  Brian E. Dearing, 53, previously President and Chief Executive Officer, will remain as Chairman of the Board of Directors and assume the role of Chief Corporate Development and Strategy Officer.

“After a careful selection process, we are pleased to announce our choice for a new CEO to lead ARI during its next phase of growth,” Dearing commented.  “Roy knows our business and the market very well, and brings fresh energy and perspective to the position.  In my continuing role as Chairman, I remain fully committed to the business and to assisting Roy during the transition.  I look forward to being able to concentrate my energies on corporate development and strategy.”

“I am excited about the opportunity to take ARI to the next level,” Olivier said.  “Despite the challenging economic environment, our market position, products, and people add up to a tremendous opportunity.  As we transition to web-based tech-enabled services, my priority is to drive increased shareholder value by accelerating our profitable growth.”

Dearing indicated that there were two reasons for the leadership change.  “First, for us to achieve our business objectives, we need a balance of strategic acquisitions and operational excellence.  Roy and I will be a ‘tag team’ focused on those two dimensions of growth.  Second, I have been in the CEO position for over 12 years and believe this is an appropriate time for new leadership and fresh approaches that will continue to move the company forward.  Roy will leverage the assets the company has built during my tenure, while sharpening our strategic focus and improving our execution in all aspects of the business.  He has my full confidence and unqualified support.”

Prior to joining ARI in 2006, Olivier was a consultant to start-up, small and medium-sized businesses.  Until December 2001, he was vice president, sales & marketing for ProQuest Media Solutions, where he led the integration of MSI (Media Solutions International) into ProQuest Business

(more)

11425 WEST LAKE PARK SUITE 900 MILWAUKEE, WI 53224-3025 414.973.4300 FAX 414.973-4357
____________________________________________________________________________www.arinet.com

ARI Names Roy W. Olivier as President and CEO

Solutions, combining the R&D, production and accounting functions of both companies. Olivier was the founder, president and CEO of MSI, where he led the start-up, launch and growth phases of the company.  Before founding MSI, Olivier was co-founder, vice president, sales & product development for Multicom Publishing Inc., a multi-media software firm.  Olivier’s early career included sales and marketing executive and managerial positions with several other companies in the telecommunications and computer industries, including SBC, BusinessLand and PacTel.

Dearing joined ARI in 1995 as President, Chief Executive Officer and a Director.  He was elected Chairman of the Board of Directors in 1997.

About ARI

ARI is a leading provider of electronic parts catalogs and marketing services to dealers, distributors and manufacturers in the manufactured equipment markets. ARI currently serves more than 23,000 dealers, 75 manufacturers, and 152 distributors worldwide in about a dozen segments of the worldwide equipment market including outdoor power, power sports, ag equipment, recreation vehicle, floor maintenance, auto and truck parts aftermarket, marine and construction.  For more information on ARI, visit our website www.arinet.com.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2007 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel: (414) 973-4380

Fax: (414) 973-4357

Email: krajcir@arinet.com